FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR THIRD QUARTER 2018

Marlborough, Mass. (October 24, 2018) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.393 billion during the third quarter ended September 30, 2018. This represents growth of 7.7 percent on a reported basis, 9.1 percent on an operational1 basis and 8.7 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $432 million or $0.31 per share (EPS), compared to GAAP earnings of $283 million or $0.20 per share a year ago, and achieved adjusted earnings per share of $0.35 for the period, compared to $0.31 a year ago.

“Our strong results reflect our global team's focused efforts to execute our category leadership strategy and advance the standard of care,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “Through internal research and tuck-in acquisitions, we continue to bring meaningful innovations to market, enabling our customers to deliver life-changing care to millions of patients around the world.”

Third quarter financial results and recent developments:

•
Reported third quarter sales of $2.393 billion, compared to the company's guidance range of $2.380 to $2.420 billion, representing an increase of 7.7 percent on a reported basis, 9.1 percent on an operational basis and 8.7 percent on an organic basis, all compared to the prior year period.

•
Reported GAAP earnings of $0.31 per share compared to the company's guidance range of $0.21 to $0.23 per share. Achieved adjusted earnings per share of $0.35 compared to the guidance range of $0.33 to $0.35 per share.

•	Achieved third quarter revenue growth in all segments, compared to the prior year period:

◦	MedSurg: 10.3 percent reported, 11.7 percent operational and 11.0 percent organic

◦	Rhythm and Neuro: 7.4 percent reported, 8.3 percent operational and organic

◦	Cardiovascular: 5.9 percent reported, 7.7 percent operational and 7.2 percent organic

•	Delivered revenue growth in all regions, compared to the prior year period:

◦	U.S.: 9.4 percent reported and operational

◦	EMEA (Europe, Middle East and Africa): 5.1 percent reported and 7.4 percent operational

◦	APAC (Asia-Pacific): 6.2 percent reported and 8.1 percent operational

◦	Emerging Markets[3]: 11.1 percent reported and 19.7 percent operational

•
Received U.S. Food and Drug Administration (FDA) approval for the Eluvia™ Drug-Eluting Vascular Stent System, following the release of positive 12-month data from the IMPERIAL trial, the first head-to-head drug-eluting stent (DES) trial for obstructive disease of the superficial femoral artery. Patients treated with the Eluvia stent experienced superior clinical outcomes when compared to those treated with Zilver PTX (Cook Medical). IMPERIAL data were presented simultaneously at the 30th

Transcatheter Cardiovascular Therapeutics (TCT) symposium and the Cardiovascular and Interventional Radiological Society of Europe (CIRSE) congress.

•	Submitted the premarket approval (PMA) application for the LOTUS Edge™ Aortic Valve System[4], which included the filing of the final technical module.

•
Began enrollment in the SAVAL Trial, studying the SAVAL™ Below the Knee (BTK) Drug-Eluting Stent System, which is designated for the FDA Breakthrough Device protocol and is the first stent designed to treat critical limb ischemia.

•
Received FDA approval for the Promus ELITE™ Everolimus-Eluting Platinum Chromium Coronary Stent System, an enhanced permanent polymer DES (PP-DES) therapy offering for physicians who choose PP-DES as a treatment option for their patients.

•
Received FDA approval for the VISIONIST™ X4 Cardiac Resynchronization Therapy Pacemaker (CRT-P) and RELIANCE 4-FRONT™ Defibrillation Lead in the U.S. Both products also received MR-conditional labeling and are a part of the Rhythm Management ImageReady™ MR-conditional Systems portfolio with offerings now approved and available in all high and low-voltage device categories.

•
Received determination from the District Court of Dusseldorf, Germany that Edwards Lifesciences Corporation’s Sapien 3 Ultra™ device infringed a patent established by Symetis SA, a subsidiary of Boston Scientific. The Court ruled in preliminary injunction proceedings that Boston Scientific has the right to enjoin Edwards and its German subsidiary from offering and selling Sapien 3 Ultra in Germany.

•
Presented two-year EWOLUTION real world registry data on the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device as a late-breaking clinical trial at the European Society of Cardiology Congress and as a keynote presentation at TCT 2018. Data demonstrated the WATCHMAN Device continues to be a safe and effective alternative to long-term warfarin therapy, offering comparable stroke risk reduction and a significantly reduced risk of major bleeding for patients with non-valvular atrial fibrillation (AF).

•
Completed enrollment in PINNACLE FLX, the prospective, multi-center clinical trial of the WATCHMAN FLX™ LAAC Device. The newest generation LAAC device is designed to treat a wider range of patient anatomies, increase ease of use, and improve sealing and healing within the left atrial appendage.

•
Launched the LithoVue Empower™ Retrieval Deployment Device, designed to enable individual urologists to remove kidney stones via flexible ureteroscopy (URS) by simultaneously controlling the ureteroscope and nitinol retrieval basket without a second clinician.

•
Launched the GUIDE™ XT System for visualization of Deep Brain Stimulation (DBS) in Europe. The GUIDE XT System is the first DBS visualization system built for directionality that utilizes patient specific anatomy and stimulation field modeling. This technology provides physicians with 3-D image planning capability and when used in conjunction with the Vercise™ DBS Systems, enables physicians to personalize and optimize DBS treatment.

•
Closed the acquisition of Claret Medical, Inc., a privately-held company that has developed and commercialized the Sentinel® Cerebral Embolic Protection System, used to protect the brain during certain interventional procedures, predominately in patients undergoing transcatheter aortic valve replacement (TAVR), and received a New Technology Add-on Payment (NTAP) designation for the Sentinel System from the U.S. Centers for Medicare and Medicaid Services (CMS).

•	Closed the acquisition of VENITI, Inc., a privately-held company that has developed and commercialized the VICI VENOUS STENT® System for treating venous obstructive disease.

•
Closed the acquisition of Augmenix, Inc., a privately-held company that has developed and commercialized the SpaceOAR® System, a therapy used to reduce common and debilitating side effects that men may experience after receiving prostate cancer radiotherapy.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of NxThera, Inc. and Claret Medical, Inc. with no prior period related net sales.
3. We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
4. The LOTUS Valve system is currently not available for use or sale.

Net sales for the third quarter by business and region:

			Change
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions	Organic Basis
(in millions)	2018	2017

Endoscopy	$443	$403	10.1%	(1.5)%	11.6%	—%	11.6%
Urology and Pelvic Health	303	274	10.7%	(1.2)%	11.9%	1.9%	10.0%
MedSurg*	746	676	10.3%	(1.4)%	11.7%	0.7%	11.0%
Cardiac Rhythm Management	475	463	2.3%	(0.9)%	3.2%	—%	3.2%
Electrophysiology	76	71	7.6%	(1.0)%	8.6%	—%	8.6%
Neuromodulation	189	154	22.8%	(0.7)%	23.5%	—%	23.5%
Rhythm and Neuro*	740	689	7.4%	(0.9)%	8.3%	—%	8.3%
Interventional Cardiology	615	589	4.4%	(1.9)%	6.3%	0.7%	5.6%
Peripheral Interventions	293	268	9.2%	(1.5)%	10.7%	—%	10.7%
Cardiovascular	908	857	5.9%	(1.8)%	7.7%	0.5%	7.2%

Net Sales	$2,393	$2,222	7.7%	(1.4)%	9.1%	0.4%	8.7%

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

			Change
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2018	2017

U.S.	$1,375	$1,257	9.4%	—%	9.4%
EMEA**	498	474	5.1%	(2.3)%	7.4%
APAC**	425	401	6.2%	(1.9)%	8.1%
Latin America and Canada	94	91	3.7%	(14.3)%	18.0%

Net Sales	$2,393	$2,222	7.7%	(1.4)%	9.1%

Emerging Markets	$263	$236	11.1%	(8.6)%	19.7%

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent acquisitions are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2018

The company now estimates revenue for the full year 2018 to be in a range of $9.787 to $9.827 billion (compared to prior guidance of $9.800 to $9.880 billion), which versus the prior year period represents a growth range of approximately 8 to 9 percent on a reported basis and growth of approximately 7 percent on an organic basis excluding the impact of foreign currency fluctuations and contribution of approximately 80 basis points from recent acquisitions with no prior period related net sales. The company now estimates income on a GAAP basis in a range of $1.08 to $1.10 per share (compared to prior guidance of $0.99 to $1.03 per share) and estimates adjusted earnings, excluding amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges, certain investment impairments and certain discrete tax items, in a range of $1.38 to $1.40 per share (compared to prior guidance of $1.37 to $1.41 per share).

The company estimates sales for the fourth quarter of 2018 to be in a range of $2.525 to $2.565 billion, which versus the prior year period represents a growth range of approximately 5 to 7 percent on a reported basis and a growth range of approximately 6 to 7 percent on an organic basis, excluding the impact of foreign currency fluctuations and contribution of approximately 120 basis points from recent acquisitions with no prior period related net sales. The company estimates earnings on a GAAP basis in a range of $0.15 to $0.17 per share and adjusted earnings, excluding amortization expense, acquisition-related net charges (credits) and restructuring and restructuring-related net charges (credits), in a range of $0.30 to $0.32 per share. Both GAAP and adjusted earnings per share include $0.06 of reinvestment of the $0.06 Q2 2018 benefit from the finalization of the IRS Stipulation of Settled Issues.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the fourth quarter and full year 2018, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars. Prior year balances were subject to rounding.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2018	2017	2018	2017

Net sales	$2,393	$2,222	$7,262	$6,640
Cost of products sold	672	637	2,084	1,919
Gross profit	1,720	1,585	5,179	4,721

Operating expenses:
Selling, general and administrative expenses	870	800	2,616	2,408
Research and development expenses	289	254	825	734
Royalty expense	17	16	52	50
Amortization expense	148	139	437	424
Intangible asset impairment charges	—	3	35	3
Contingent consideration expense (benefit)	(13)	(4)	(12)	(78)
Restructuring charges (credits)	3	12	20	17
Litigation-related net charges (credits)	18	(12)	18	196
	1,333	1,208	3,992	3,754
Operating income (loss)	388	377	1,187	967

Other income (expense):
Interest expense	(58)	(57)	(177)	(172)
Other, net	126	(11)	116	(89)
Income (loss) before income taxes	456	309	1,126	706
Income tax expense (benefit)	24	26	(159)	(13)
Net income (loss)	$432	$283	$1,285	$719

Net income (loss) per common share - basic	$0.31	$0.21	$0.93	$0.53
Net income (loss) per common share - assuming dilution	$0.31	$0.20	$0.92	$0.52

Weighted-average shares outstanding
Basic	1,382.8	1,372.0	1,380.0	1,369.1
Assuming dilution	1,403.9	1,394.1	1,399.8	1,391.8

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$672	$870	$289	$388	$456	$432	$0.31
Non-GAAP adjustments:
Amortization expense	—	—	—	148	148	132	0.09
Acquisition-related net charges (credits)	(9)	(19)	(29)	44	(98)	(107)	(0.08)
Restructuring and restructuring-related net charges (credits)	(10)	(2)	—	15	15	12	0.01
Litigation-related net charges (credits)	—	—	—	18	18	14	0.01
Investment impairment charges	—	—	—	—	3	3	0.00
Adjusted net income	$653	$849	$261	$613	$542	$485	$0.35

	Three Months Ended September 30, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$637	$800	$254	$377	$309	$283	$0.20
Non-GAAP adjustments:
Amortization expense	—	—	—	139	139	122	0.09
Intangible asset impairment charges	—	—	—	3	3	3	0.00
Acquisition-related net charges (credits)	(8)	(14)	(7)	25	25	14	0.01
Restructuring and restructuring-related net charges (credits)	(11)	(3)	—	26	26	20	0.02
Litigation-related net charges (credits)	—	—	—	(12)	(12)	(10)	(0.01)
Adjusted net income	$618	$783	$247	$558	$490	$432	$0.31

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$2,084	$2,616	$825	$1,187	$1,126	$1,285	$0.92
Non-GAAP adjustments:
Amortization expense	—	—	—	437	437	380	0.27
Intangible asset impairment charges	—	—	—	35	35	31	0.02
Acquisition-related net charges (credits)	(23)	(52)	(51)	114	(68)	(79)	(0.06)
Restructuring and restructuring-related net charges (credits)	(33)	(5)	—	58	58	47	0.03
Litigation-related net charges (credits)	—	—	—	18	18	14	0.01
Investment impairment charges	—	—	—	—	7	7	0.01
Discrete tax items	—	—	—	—	—	(177)	(0.13)
Adjusted net income	$2,027	$2,559	$775	$1,849	$1,613	$1,508	$1.08

	Nine Months Ended September 30, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$1,919	$2,408	$734	$967	$706	$719	$0.52
Non-GAAP adjustments:
Amortization expense	—	—	—	424	424	365	0.26
Intangible asset impairment charges	—	—	—	3	3	3	0.00
Acquisition-related net charges (credits)	(18)	(35)	(15)	(10)	(1)	(20)	(0.01)
Restructuring and restructuring-related net charges (credits)	(35)	(9)	—	61	61	48	0.03
Litigation-related net charges (credits)	—	—	—	196	196	123	0.09
Investment impairment charges	—	—	—	—	53	34	0.02
Adjusted net income	$1,866	$2,364	$719	$1,641	$1,442	$1,272	$0.91

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Q4 and Full Year 2018 Estimated Revenue Growth Rates

	Q4 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	5%	7%	8%	9%	8%	9%
Less: Estimated impact of foreign currency fluctuations and sales from recent acquisitions	(1)%	0%	1%	2%	2%	2%
Estimated sales growth, organic*	6%	7%	7%	7%	6%	7%

*Q4 2018 Estimate excludes contribution of approximately 120 basis points from NxThera, Claret and Augmenix. Full Year 2018 Estimate excludes contribution of approximately 80 basis points from Symetis SA, NxThera, Claret and Augmenix. Prior Full Year 2018 Estimate excluded contribution of approximately 40 basis points from Symetis.

Q4 and Full Year 2018 Earnings per Share Guidance

	Q4 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results**	$0.15	$0.17	$1.08	$1.10	$0.99	$1.03

Estimated amortization expense	0.10	0.10	0.36	0.36	0.36	0.36
Intangible asset impairment charges	—	—	0.02	0.02	0.02	0.02
Estimated acquisition-related net charges (credits)	0.03	0.03	(0.03)	(0.03)	0.05	0.05
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02	0.06	0.06	0.08	0.08
Litigation-related net charges (credits)	—	—	0.01	0.01	0.00	0.00
Investment impairment charges	—	—	0.01	0.01	0.00	0.00
Discrete tax items	—	—	(0.13)	(0.13)	(0.13)	(0.13)

Adjusted results**	$0.30	$0.32	$1.38	$1.40	$1.37	$1.41

**Q4 Estimated GAAP and Adjusted results include $0.06 of reinvestment of the $0.06 Q2 2018 benefit from the finalization of the IRS Stipulation of Settled Issues.

Prior Guidance Estimate - Q3 2018 Earnings per Share

	Q3 2018 Estimate
	(Low)	(High)
GAAP results	$0.21	$0.23

Estimated amortization expense	0.08	0.08
Estimated acquisition-related net charges (credits)	0.02	0.02
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02

Adjusted results	$0.33	$0.35

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent material acquisitions. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income, including amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), certain investment impairment charges and certain discrete tax items. Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type that management excluded as part of these non-GAAP financial measures, since our most recent Annual Report on Form 10-K, as well as the reason for excluding each individual item:

•
Discrete tax items — These items represent adjustments of certain tax positions including those which a) are estimates as a result of the TCJA, enacted in December 2017, and, or b) were a benefit resulting from the finalization of the IRS Stipulation of Settled Issues consistent with the manner in which the tax reserves were originally booked. These adjustments are not indicative of expected ongoing operating results. We exclude the impact of this charge from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for the purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent material acquisitions with no prior period related net sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.